             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                         Statement to Certificateholders
                                February 16, 1999


                           DISTRIBUTION IN DOLLARS

            ORIGINAL           PRIOR                                                   REALIZED DEFERRED      CURRENT
              FACE           PRINCIPAL                                                                       PRINCIPAL
  CLASS       VALUE           BALANCE         INTEREST       PRINCIPAL       TOTAL       LOSSES  INTEREST     BALANCE
   A1     357,735,172.00   188,058,911.46     875,936.62   5,680,035.92   6,555,972.54    0.00     0.00   182,378,875.54
   A2      40,000,000.00    21,027,723.99      96,820.99     635,110.70     731,931.69    0.00     0.00    20,392,613.29
   SI       8,117,044.50     8,102,236.44      56,758.00           0.00      56,758.00    0.00     0.00     8,102,236.44
    R               0.00             0.00     511,265.34           0.00     511,265.34    0.00     0.00             0.00
 TOTALS   405,852,216.50   217,188,871.89   1,540,780.95   6,315,146.62   7,855,927.57    0.00     0.00   210,873,725.27


                                                                                               PASS-THROUGH
         FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                             RATES
            PRIOR                                          CURRENT                                CURRENT
          PRINCIPAL                                       PRINCIPAL                     CLASS    PASS-THRU
 CLASS      FACTOR      INTEREST  PRINCIPAL     TOTAL       FACTOR                                  RATE
   A1     525.6930998   2.448562  15.877768   18.326329   509.8153322                    A1     5.240000 %
   A2     525.6930998   2.420525  15.877768   18.298292   509.8153323                    A2     5.180000 %
   SI     998.1756833   6.992447   0.000000    6.992447   998.1756833                    SI     0.000000 %
 TOTALS   535.1427516   3.796409  15.560212   19.356621   519.5825394

IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
                                 Paulina Jacome
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-7765
                         Email: paulina.jacome@chase.com

[Image]     (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                February 16, 1999


Sec. 4.01(i)       Principal Collections received during the
                   Collection Period                                6,315,146.62

                   Interest Collections received during the
                   Collection Period                                1,629,002.30

Sec. 4.01(iii)     Floating Allocation Percentage                    96.308821 %

                   Fixed Allocation Percentage                       98.000000 %

Sec. 4.01(iv)      Investor Certificate Interest Collections        1,480,907.96

Sec. 4.01(v)       Investor Certificate Principal Collections      10,424,540.71

Sec. 4.01(vi)      Seller Interest Collections                         56,758.00

                   Seller Principal Collections                             0.00

Sec. 4.01(xi)      Accelerated Principal Distribution Amount                0.00

                   Accelerated Principal Distribution Amount
                   Actually Distributed                                     0.00

Sec. 4.01(xiii)    Amount Required to be Paid by Seller                     0.00

                   Amount Required to be Paid by Servicer                   0.00

Sec. 4.01(xiv)     Servicing Fee                                       91,336.34

                   Accrued and Unpaid Servicing Fees                        0.00

Sec. 4.01(xv)      Liquidation Loss Amounts (Net of Charge
                   Off Amounts)                                             0.00

                   Charge Off Amounts                                       0.00

                   Charge Off Amounts allocable to Investor
                   Certificateholders                                       0.00

Sec. 4.01(xvi)     Pool Balance as of end of preceding
                   Collection Period                              219,207,226.59

                   Pool Balance as of end of second preceding
                   Collection Period                              226,173,439.35

Sec. 4.01(xvii)    Invested Amount                                204,800,749.84

Sec. 4.01(xix)     Additional Balances created during the
                   previous Collection Period                               0.00

Sec. 4.01(xxi)     Has a Rapid Amortization Event Occurred?                   NO

Sec. 4.01(xxii)    Has an Event of Default Occurred?                          NO

Sec. 4.01(xxiii)   Amount Distributed to Credit Enhancer
                   per 5.01(a)(1)                                      10,983.46

                   Amount Distributed to Credit Enhancer
                   per 5.01(a)(6)                                           0.00

                   Unreimbursed Amounts Due to Credit Enhancer              0.00

Sec. 4.01(xxiv)    Guaranteed Principal Distribution Amount                 0.00

Sec. 4.01(xxv)     Credit Enhancement Draw Amount                           0.00

Sec. 4.01(xxvi)    Amount Distributed to Seller per 5.01(a)(10)       497,166.90

Sec. 4.01(xxvii)   Maximum Rate                                         8.3330 %

                   Weighted Average Net Loan Rate                       8.3330 %


[Image]      (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

              Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                February 16, 1999

Sec. 4.01(xxviii)  Minimum Seller Interest                          4,257,841.60

[Image]      (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

              Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                February 16, 1999

Sec. 4.01(xxix)    Required Servicer Advance                                0.00

                   Unreimbursed Required Servicer Advance                   0.00

                   Required Servicer Advance Reimbursement                  0.00

Sec. 4.01(xxx)     Spread Account Requirement                       3,538,981.40

                   Amount on deposit in the Spread Account          3,538,981.40

                   Spread Account Deposit                              14,098.44

                   Spread Account Withdrawal                           14,098.44


                                                 Delinquencies

                                     Group 1
             Period        Number  Principal Balance    Percentage
             31-60 days    91      2,665,032.55         1.25 %
             61-90 days    23      572,971.31           0.27 %
             91-120 days   7       224,513.43           0.11 %
             121+ days     21      947,167.18           0.44 %
             Total         142     4,409,684.47         2.07 %

                                           Loans in Foreclosure

                                     Group 1
                     Number     Principal Balance   Percentage
                          0                  0.00       0.00 %

                                                  Loans in REO

                                     Group 1
                     Number     Principal Balance   Percentage
                          0                  0.00       0.00 %

[Image]     (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION